                                                                Exhibit 99.11(c)


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the reference made to our firm under the captions "Condensed Financial Information" in the Prospectus and "Independent Auditors and Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No.27 to Registration Statement No. 33-7638 on Form N-1A of our report dated October 4, 1996, on the financial statements and financial highlights of MFS Equity Income Fund, MFS Research Growth and Income Fund, MFS Core Growth Fund, MFS Aggressive Growth Fund and MFS Special Opportunities Fund, each a series of MFS Series Trust I, included in the 1996 Annual Report to Shareholders.



                                          ERNST & YOUNG LLP
                                          --------------------------
                                          Ernst & Young LLP

Boston, Massachusetts
December 24, 1996